Exhibit 10.13

                        ADDENDUM TO SETTLEMENT AGREEMENT

This addendum dated July 2, 2003 (the "Addendum") is to that certain settlement agreement (the "Agreement") dated March 27, 2003 between Championlyte Holdings Inc. (the "Company") Elaine Streisfeld and Stanley Streisfeld ("Streisfeld") (collectively "the Parties").

WITNESSETH:

WHEREAS, the Company desires to modify the agreement between the Parties to reflect the following:

Streisfeld shall receive an additional 413,958 shares of the Company's common stock which shall be paid upon execution. These shares plus the remaining shares to be issued under the Agreement shall be included on the Company's Registration Statement. In return, Streisfeld has agreed to conform to 144 leakage limitations on the timing and amount of sales of the stock received under the Agreement

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Settlement Agreement as of the date first above written and acknowledge and incorporate within the terms and conditions of the March 27,5003 Agreement,

CHAMPIONLYTE HOLDINGS, INC.


By /s/ David Goldberg
   ---------------------------
       David Goldberg
       President

   /s/ Elaine Streisfeld
---------------------------
       Elaine Streisfeld

  /s/  Stanley Streisfeld
---------------------------
       Stanley Streisfeld

                           CHAMPIONLYTE PRODUCTS, INC.
                       2999 NE 191" STREET, PENTHOUSE TWO
                             AVENTURA, FLORIDA 33180

March 27,2003
Ms. Elaine Streisfeld
8 Belmont Drive
Monticello, New York 12701

     Re: Elaine Streisfeld ("Elaine Streisfeld") with Championlyte Products, Inc. ("Championlyte")

Dear Ms. Streisfeld:

The following hereby sets forth the settlement agreement ("Agreement") between Streisfeld and Championlyte:

1) OBLIGATION: Championlyte presently owes Streisfeld the sum of $140,000 plus interest based on the following three (3) promissory notes ("Notes"):

           i. A. July 23,2002- $60,000;

          ii. B. July 31,2002- $40,000; and

         iii. C. September 23, 2002 $40,000

2) SETTLEMENT AND PAYMENT: Championlyte hereby a p e s to pay Streisfeld the sum of $140,000 in Championlyte common stock ("Stock') as hull settlement of the obligations set forth in paragraph 1 above. The $140,000 shall be paid in four (4) equal quarterly installments of $35,000 worth of Stock per quarter. The issuance of such Stock shall be based on a twenty (20%) percent discount of the average closing price of the Stock for the three (3) trading days preceding each payment date. The first payment shall commence on April 1, 2003 and each subsequent payment shall be made ninety days thereafter. Such shares shall be issued in accordance With Rule 144 of the Securities Act of 1933. Notwithstanding the above, the Company has the fight, at its sole discretion to make any payment in the form a check instead of the issuance of the Stock. If the Company decided to make any payment by check instead of Stock, then each such payment shall be $35,000 plus twenty (20%) percent for a payment of $42,000. Payment by the Company via check of my quarterly payment does not waive the Company's right to make any subsequent payment in stock pursuant to the terms o f this Agreement.

3) RELEASE: Streisfeld hereby releases, waives, satisfier and forever discharges Championlyte of and from my and all actions, suits, controversies, damages, claims and demands whatsoever, in law ox in equity, which Streisfeld ever had, now has or may have against Championlyte arising out of or relating to the Notes and my other agreement entered into in connection therewith

4) NOTICE: All notices, requests and instructions hereunder shall be in writing and delivered to each party at the addresses set forth above or to such other address as may from time to rime be designed by a party hereto.

5) SEVERABILITY: In h e event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court Of competent jurisdiction, the invalidity of any such term, covenant, condition; provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

6) ENTIRE AGREEMENTS: This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof, This Agreement has been entered into after full investigation.

7) AMENDMENTS: No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

8) NO ASSIGNMENTS: Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

9) TIME IS OF THE ESSENCE; & DEFAULT: All due dates shall be "time of the essence". In the event that payment is not made, and a grace period of five business days passes without the default being cured, then the payments would immediately be accelerated and the entire balance would become due and owing.

10) ATTORNEY'S FEES: Should Mrs. Streisfeld have to retain the services of an attorney to enforce her rights under this Agreement and provided she is successful, then she shall be entitled to reasonable legal fees, costs, disbursements and out o f pocket expenses associated with such litigation.

Please sign below to acknowledge the terms of this Agreement.

CHAMPIONLYTE PRODUCTS, INC.

BY: /s/ Marshall Kanner
    ---------------------------
        MARSHALL KANNER
        CHIEF OPERATING OFFICER


THE TERMS AS SET FORTS ABOVE ARE AGREEABLE AND ACCEPTABLE BY:

BY: /s/ Elaine Streisfeld
    ------------------------
        ELAINE STREISFELD